Exhibit 1.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (the “Agreement”), dated as of [●], 2022, is by and between Franklin BSP Lending Corporation, a Maryland corporation (the “Corporation”), and [●], a [●] (the “Buyer”).

W I T N E S S E T H:

WHEREAS, the Corporation, on the terms and subject to the conditions set forth herein, is issuing and selling to Buyer shares (the “Shares”) of common stock equivalent to an aggregate capital commitment of [ ], par value $0.001 per share, of the Corporation (the “Common Stock”) pursuant to the terms and conditions set forth in the subscription agreement substantially in the form attached hereto as Exhibit A (the “Subscription Agreement”);

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.            Issuance, Sale and Purchase of Shares; Closing.

1.1           Issuance, Sale and Purchase. Subject to the terms and conditions of this Agreement and the Subscription Agreement, the Corporation shall issue and sell to the Buyer pursuant to the Subscription Agreement, an aggregate amount of Shares equal to $[●] (the “Capital Commitment”).

1.2           Closing. The entrance into to this Agreement (the “Closing”) shall occur simultaneously with the delivery to the Corporation of a completed and executed copy of the Subscription Agreement.

Section 2.            Representations and Warranties of the Buyer. The Buyer represents and warrants to the Corporation, as of the date hereof, as follows:

2.1           Organization; Authority. The Buyer is an entity duly organized, validly existing and in good standing under the laws of [●] with full right, corporate, partnership or other applicable power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder, and the execution, delivery and performance by the Buyer of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Buyer. This Agreement, when executed and delivered by the Buyer, shall constitute a valid and legally binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies or (c) to the extent that the indemnification provisions contained herein may be limited by federal or state securities laws.

2.2            Private Placement.

(a)            The Buyer understands that the offering and sale of the Shares are intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) and applicable U.S. state securities laws by virtue of the private placement exemption from registration provided in Section 4(a)(2) of the Securities Act and exemptions under applicable U.S. state securities laws. The Buyer acknowledges that the Shares are subject to restriction on resale and shall bear the following restrictive legend:

THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF FRANKLIN BSP LENDING CORPORATION (THE “CORPORATION”) THAT THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) PURSUANT TO an EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (iii) TO THE corporation OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (iii) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES and subject to the corporation’s right prior to any such transfer pursuant to clause (i) to require the delivery of an opinion of counsel, certification and/or other information satisfactory to it.  In addition, THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF any applicable RESALE RESTRICTIONS REFERRED TO ABOVE.

(b)           The Buyer is an accredited investor as defined in Rule 501(a) of Regulation D of the Securities Act. The Buyer is not subject to and is not aware of any facts that would cause the Buyer to be subject to any of the “Bad Actor” disqualifications as described in Rule 506(d)(1)(i) to (viii) under the Securities Act.

(c)            The Shares are being acquired by the Buyer for the Buyer’s own account for investment purposes only and not with a view to resale or distribution. The Buyer was offered the Shares through private negotiations, not through any general solicitation or general advertising.

(d)           The Buyer understands and agrees that Buyer is purchasing the Shares directly from the Corporation. The Buyer further acknowledges that there have been no representations, warranties, covenants and agreements made to Buyer by the Corporation or any of its officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Agreement.

(e)            The Buyer has accurately completed and executed the Subscription Agreement and has delivered a facsimile copy to the Corporation.

(f)             The Buyer (a) either alone or together with its representatives has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of this investment and make an informed decision to so invest, and has so evaluated the risks and merits of such investment, (b) has the ability to bear the economic risks of this investment and can afford a complete loss of such investment, (c) understands the terms of and risks associated with the acquisition of the Shares, including, without limitation, a lack of liquidity, pricing availability and risks associated with the industry in which the Corporation operates, the volatility in the value of shares of companies similar to the Corporation, and the uncertainty related to the value of the portfolio assets of the Corporation for the period subsequent to December 31, 2021, (d) has had the opportunity to review the Corporation’s Offering Memorandum and the Annual Report on Form 10-K for the Corporation for the fiscal year ended December 31, 2021 and such other disclosure regarding the Corporation, its business, its financial condition and its prospects as the Buyer has determined to be necessary in connection with the purchase of the Shares, and (e) has had an opportunity to ask such questions and make such inquiries concerning the Corporation, its business, its financial condition and its prospects as the Buyer has deemed appropriate in connection with such purchase and to receive satisfactory answers to such questions and inquiries.

(g)           The Buyer acknowledges that the Corporation and/or its affiliates may now or at any other time have material, non-public information concerning the Corporation, its subsidiaries, the Shares and/or the markets in which the Corporation operates (which may include information relating to the Corporation’s, its subsidiaries’ and its competitors’ financial condition, future capital expenditures, future prospects, projections, including historic and projected financial and other information, business strategies or litigation, settlement discussions or negotiations (all such information is referred to as the “Undisclosed Information”)) that could affect the value of the Shares, and that this information may not have been disclosed or otherwise made available to the Buyer. The Buyer acknowledges and agrees that the Corporation shall have no obligation whatsoever to or to cause its affiliates to, disclose any such information to the Buyer. In knowledge of the foregoing, the Buyer willingly agrees to purchase the Shares from the Corporation on the terms agreed to herein notwithstanding that (a) Undisclosed Information may exist; (b) such Undisclosed Information, if it exists, has not been disclosed by the Corporation or any of its affiliates; and (c) if known, Undisclosed Information could have a material effect on the terms of the transactions contemplated hereby. Accordingly, the Corporation shall have no liability to the Buyer for damages or losses that arise as a result of entering in to the transactions contemplated hereby.

(h)           The Buyer understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

2.3            No Conflicts; Advice. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, does or shall violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its organizational documents or other similar governing instruments, or conflict with, violate or constitute a default under any agreement, credit facility, debt or other instrument or understanding to which the Buyer is a party. The Buyer has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

Section 3.            Representations and Warranties of the Corporation. The Corporation represents and warrants to the Buyer, as of the date hereof, as follows:

3.1           Authorization of Agreement. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland with full corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder, and the execution, delivery and performance by the Corporation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Corporation. The Corporation meets all the requirements of Section 851 of the Internal Revenue Code of 1986, as amended (the “Code”), has filed Form 1120-RIC (U.S. Income Tax Return for Regulated Investment Companies) for each of its tax years beginning with the tax year ended on December 31, 2011 through and including the tax year ended on December 31, 2021, and qualifies as a “regulated investment company” under Subchapter M of the Code. This Agreement, when executed and delivered by the Corporation, shall constitute a valid and legally binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies or (c) to the extent that the indemnification provisions contained herein may be limited by federal or state securities laws.

3.2            Authorization of the Shares. The Shares to be sold by the Corporation pursuant to this Agreement have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Corporation against payment of the consideration set forth herein, shall be validly issued, fully paid and non-assessable; no holder of the Shares is or shall be subject to personal liability by reason of being such a holder; and the issuance and sale of the Shares to be sold by the Corporation pursuant to this Agreement are not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Corporation or any other person.

3.3           No General Solicitation. No general solicitation or general advertising was used or employed in connection with the transactions contemplated hereby.

3.4            No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, does or shall violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which the Corporation is subject or any provision of its organizational documents or other similar governing instruments, or conflict with, violate or constitute a default under any agreement, credit facility, debt or other instrument or understanding to which the Corporation is a party.

Section 4.            Covenants.

4.1            Compliance with Law. The Buyer shall comply with any law, rule or regulation of a governmental authority or self-regulatory organization (including a stock exchange) in connection with the acquisition of the Shares as well as any subsequent disposition of the Shares.  For the avoidance of doubt, the Buyer shall not directly or indirectly, sell, exchange, transfer, assign, pledge, hypothecate, grant any option to purchase or otherwise dispose of or agree to dispose of all or any portion of the Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge or charge of all or any part of such Shares) unless such action does not violate (1) the registration provisions of the Securities Act or an exemption from such registration provisions or (2) any applicable U.S. federal or state or non-U.S. securities laws. In addition, the Buyer shall provide such information to the Corporation as it deems reasonably necessary to assess whether under Section 12(d)(1)(A) of the Investment Company Act of 1940, as amended (the “1940 Act”), the Corporation must make a non-pro rata capital call pursuant to Section 3.6 of the Subscription Agreement.

4.2            Regulated Investment Company Status. The Corporation shall use reasonable best efforts to maintain its qualification as a “regulated investment company” under Subchapter M of the Code for so long as the Corporation remains a business development company regulated under the 1940 Act.

4.3            Waiver and Release. To the fullest extent permitted by applicable law, the Buyer, hereby expressly and forever releases, discharges and waives any and all claims, rights, causes of action, suits, or damages of any kind, whether known or unknown, existing on or arising after the date hereof, against (1) the Corporation, (2) all of the Corporation’s affiliates and (3) all of the employees, officers, directors, shareholders, members and agents of the Corporation and its affiliates (collectively, clauses (1)-(3), the “Released Parties”) to the extent that such claim, right, cause of action, suit or damages arises, directly or indirectly, from the Corporation’s failure to disclose (or the Buyer’s inability to review) any Undisclosed Information (including, but not limited to, any claims arising under Rule 10b-5 of the Exchange Act). In addition, the Buyer agrees not to pursue or permit the pursuit of any claim, right, cause of action, suit or damages released or waived in this Section 4.3 against any of the Released Parties.

4.4            Lock-Up. The Buyer acknowledges and agrees that during the period beginning on the date hereof and ending on the date that is 180 days following a Liquidity Event (as defined below), the Buyer shall not, without the prior written consent of the Corporation, (1) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Shares or any securities convertible into or exercisable or exchangeable for Shares, whether now owned or hereafter acquired by the Buyer or with respect to which the Buyer has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or cause to be filed any registration statement in connection therewith, under the Securities Act, or (2) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of the Shares or other securities, in cash or otherwise. This Section 4.4(a) shall not apply to transactions with the Corporation or its affiliates.

4.5            Tender Offer. The Buyer acknowledges and agrees that for the period from the date hereof to the second (2nd) anniversary of this Agreement, the Buyer shall not, without the prior written consent of the Corporation, tender any of its shares into any self-tender conducted pursuant to Rule 13e-4 under the Securities Exchange Act of 1934, as amended; provided, however, that the Buyer may not participate in a tender offer unless it has sent an Assistance Termination Notice (as defined below) at least three months prior to its participation in the tender offer. For the avoidance of doubt, the Buyer shall comply with any law, rule or regulation of a governmental authority or self-regulatory organization (including a stock exchange) in connection with the tendering of shares.

4.6            Liquidity Event. The Corporation agrees to consummate a Liquidity Event of 100% of the shares of Common Stock within three years of the date of this Agreement, unless a majority of the independent directors of the Corporation’s board of directors determine that at that time a Liquidity Event would have a material detrimental effect to the Corporation’s shareholders as a whole, in which case the Corporation will use its commercially reasonable efforts to complete a Liquidity Event as soon as is practicable as determined by the board of directors. For the purposes of this Agreement a “Liquidity Event” means any of the following: (i) the listing of the Common Stock on a national securities exchange or quotation on an electronic inter-dealer quotation system (a “Listing Event”); (ii) a merger or business combination involving the Corporation pursuant to which outstanding shares of the Common Stock are exchanged for securities of another company which are listed on a national securities exchange or quoted on an electronic inter-dealer quotation system; or (iii) the approval of a plan of liquidation of the Corporation.

4.7            Assistance. The Corporation agrees to use its commercially reasonable efforts to provide such information required by the Investor for purposes of their underlying reporting to clients until the occurrence of a Liquidity Event or until the Investor send a notice of its desire to participate in tender offers and terminate receiving such information from the Corporation (an “Assistance Termination Notice”).

Section 5.            Indemnification. The Corporation shall indemnify, defend and hold harmless the Buyer (and its respective affiliates, directors, officers, employees, successors and assigns) from and against any and all losses, claims, damages, liabilities and expenses based upon, arising out of or otherwise in respect of any material inaccuracy in, or any material breach of, the representations or warranties of the Corporation and the covenants or agreements made by the Corporation in this Agreement. The Buyer shall indemnify, defend and hold harmless the Corporation (and its respective affiliates, directors, officers, employees, successors and assigns) from and against any and all losses, claims, damages, liabilities and expenses based upon, arising out of or otherwise in respect of any material inaccuracy in, or any material breach of, the representations or warranties of the Buyer and the covenants or agreements made by the Buyer in this Agreement.

Section 6.            Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed, emailed or telecopied, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (a) when so delivered personally, (b) upon receipt of an appropriate electronic answerback or confirmation when so delivered by telegraph or telecopy (to such number specified below or another number or numbers as such person may subsequently designate by notice given hereunder), (c) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (d) five (5) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(a)            if to the Buyer, to such address or addresses set forth of the signature page hereto;

(b)            if to the Corporation, to:

Franklin BSP Lending Corporation

9 West 57th Street, Suite 4920

New York, New York 10019

Attention: Secretary

Phone: (212) 588-6770

with a required copy to (which copy shall not constitute notice), to:

Dechert LLP

One International Place, 40th Floor, 100 Oliver Street

Boston, MA 02110

Attention: Thomas Friedmann

Email: Thomas.friedmann@dechert.com

Section 7.            Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives and permitted assigns.

Section 8.            Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 9.            Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired hereby and the parties shall attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Section 10.         Entire Agreement. This Agreement represents the entire agreement of the parties hereto with respect to the matters contemplated hereby, and there are no written or oral representations, warranties, understandings or agreements with respect hereto except as expressly set forth herein.

Section 11.         Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by each party or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.

Section 12.         Further Assurances. Each of the Buyer and the Corporation hereby agrees and provides further assurances that it shall, in the future, execute and deliver any and all further agreements, certificates, instruments and documents and do and perform or cause to be done and performed, all acts and things as may be necessary or appropriate to carry out the intent and accomplish the purposes of this Agreement.

Section 13.         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, THE SUPREME COURT OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 13 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 13.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above-written.

FRANKLIN BSP LENDING CORPORATION

By:
Name:
Title:

[Signature Page to Securities Purchase Agreement]

[PURCHASER]

By:
Name:
Title:
Address:

[Signature Page to Securities Purchase Agreement]

EXHBIT A

Subscription Agreement

[See Attached]